Exhibit 5.1

One Financial Plaza
Suite 2800
Westminster Street
Providence, RI 02903
Telephone: 401-274-9200
Fax: 401-276-6611
www.lockelord.com
December 23, 2020

Adams Resources & Energy, Inc.
17 South Briar Hollow Lane, Suite 100
Houston, Texas 77027

Ladies and Gentlemen:

We are delivering this opinion to you in accordance with your request and the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K promulgated by the Securities and Exchange Commission (the “Commission”). We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) of Adams Resources & Energy, Inc. (the “Company”), a Delaware corporation, to be filed on or about the date hereof with the Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of an indeterminate number of shares of the Company’s common stock, $0.10 par value per share (the “Shares”) that may be offered from time to time, having an aggregate maximum offering price of up to $60,000,000. The Shares may be sold from time to time by the Company as set forth in the Registration Statement, the base prospectus included within the Registration Statement (the “Prospectus”) and supplements to the Prospectus.

We have also acted as your counsel in connection with (i) the sales agreement prospectus to be filed, together with the Registration Statement and Prospectus, with the Commission included within the Registration Statement (the “Sales Agreement Prospectus”) relating to the sale by the Company through B. Riley Securities, Inc. (the “Sales Agent”) from time to time of Shares having an aggregate maximum offering price of up to $20,000,000 (the “Placement Shares”) pursuant to the Registration Statement and the Sales Agreement Prospectus included in the Registration Statement, and (ii) the At Market Sales Issuance Agreement, dated as of December 23, 2020, by and between the Company and the Sales Agent (the “Sales Agreement”).

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a)the Registration Statement;

(b)the Certificate of Incorporation of the Company, as amended to date;

(c)the Bylaws of the Company, as amended;

Adams Resources & Energy, Inc.
December 23, 2020

(d)corporate proceedings of the Company relating to its proposed issuance of the Shares, including the Placement Shares, and the Sales Agreement; and

(e)such other instruments and documents as we have deemed relevant or necessary in connection with our opinion set forth herein.

In our examination, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents; (iv) the authority of all persons signing any document; (v) the enforceability of all the documents and agreements we have reviewed in accordance with their respective terms against the parties thereto; and (vi) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us.

For purposes of the opinion set forth below, we refer to the following as “Future Approval and Issuance”: (a) the approval by the Company’s board of directors (or a duly authorized committee of the board of directors) of the issuance of the Shares (the “Approval”) and (b) the issuance of the Shares in accordance with the Approval and the receipt by the Company of the consideration (which shall not be less than the par value of such Shares) to be paid in accordance with the Approval.

Based on the foregoing, we are of the opinion that (a) except with respect to the Placement Shares, the Shares have been duly authorized and, upon Future Approval and Issuance, will be validly issued, fully paid and nonassessable; and (b) the Placement Shares have been duly authorized and, when issued, sold and delivered in the manner and for the consideration contemplated by the Sales Agreement, will be validly issued, fully paid and nonassessable.

The opinions expressed above are limited to the Delaware General Corporation Law, including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting Delaware General Corporation Law, and the federal laws of the United States.

This opinion is rendered on the date hereof, and we have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which we have become aware after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Locke Lord LLP